SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                         MARCH 24, 2004 (MARCH 25 2004)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



      OKLAHOMA                        1-13726                   73-1395733
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(State or other jurisdiction     (Commission File No.)          (IRS Employer
     of incorporation)                                      Identification No.)


  6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                73118
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       (Address of principal executive offices)                   (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER MATTERS

Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on March 24, 2004. The following was included in the Press Release:


                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
                         PRICING OF PRIVATE OFFERING OF
                  4.125% CUMULATIVE CONVERTIBLE PREFERRED STOCK


OKLAHOMA CITY, OKLAHOMA, MARCH 24, 2004 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has priced a private offering of $255 million of a series of 4.125% cumulative convertible preferred stock at its liquidation preference of $1,000 per share. Chesapeake expects the issuance and delivery of the shares to occur on March 30, 2004. Chesapeake has also granted the initial purchasers a 30-day option to purchase up to $38.25 million in additional shares of the preferred stock.

Each share of preferred stock will be subject to an annual cumulative cash dividend of $41.25 payable quarterly when, as and if declared by the company, on the fifteenth day of each March, June, September, and December to holders of record as of the first day of the payment month, commencing on June 15, 2004. The preferred stock will not be redeemable.

Each  preferred  share will be  convertible  at the  option of the  holder  into
60.0555 shares of Chesapeake common stock based on an initial conversion price of $16.65 per common share, subject to customary adjustments. A holder may only convert the preferred stock, however, under the following circumstances:

(i) during any fiscal quarter after June 30, 2004 and only during such quarter, the closing price of Chesapeake common stock for at least 20 days in a period of 30 consecutive trading days ending on the last trading day of the fiscal quarter exceeds 130% of the applicable conversion price on such trading day (or initially $21.65 per share);

(ii) during the five business day period after any five consecutive trading day period in which the trading price per share of the preferred stock for each day of that period was less than 98% of the product of the closing sale price of Chesapeake common stock and the applicable conversion rate on each such day; or

(iii) upon the occurrence of specified corporate transactions involving mergers, consolidations, sale of substantially all of the assets or change of control.

The preferred shares will be subject to mandatory conversion into Chesapeake common stock after March 15, 2009, at the option of the Company, if the closing price of Chesapeake's common stock exceeds 130% of the conversion price for 20 trading days during any consecutive 30 trading day period.

Chesapeake intends to use the net proceeds of the offering to repay debt under its bank credit facility and to fund approximately $100 million of pending acquisitions of oil and gas properties, or in the event the acquisitions are not consummated, excess proceeds will be used for general corporate purposes including possible future acquisitions. The chief executive officer and chief operating officer of Chesapeake intend to purchase at the offering price an aggregate of $20 million in additional shares of the preferred stock directly from the Company in a concurrent private offering.

The preferred stock being sold by Chesapeake and the underlying common stock issuable on its conversion will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws. The preferred stock will be eligible for trading under Rule 144A. Purchasers of the preferred stock are being granted rights to register resales of the preferred stock and underlying common stock under the Securities Act. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy the notes or the preferred stock.

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THIS DOCUMENT CONTAINS FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF SECTION
27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS INCLUDE ESTIMATES AND GIVE OUR CURRENT
EXPECTATIONS   OR   FORECASTS  OF  FUTURE   EVENTS.   ALTHOUGH  WE  BELIEVE  OUR
FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE FIVE LARGEST INDEPENDENT NATURAL GAS PRODUCERS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS AND TEXAS GULF COAST REGIONS OF THE UNITED STATES.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               CHESAPEAKE ENERGY CORPORATION


                                        By:     /S/ AUBREY K. MCCLENDON
                                               --------------------------------
                                                    Aubrey K. McClendon
                                                  Chairman of the Board and
                                                   Chief Executive Officer



Dated:        March 25 2004

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